Independent Auditors' Consent



To the Board of Directors and Shareholders
Lexington Global Corporate Leaders Fund, Inc.:

We consent to the use of our report dated February 19, 1999 included in this Registration Statement on Form N-1A of the Lexington Global Corporate Leaders Fund, Inc. dated March 1, 1999 and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Shareholder Reports" in the Statement of Additional Information.






                                                                  KPMG LLP

New York, New York
March 1, 1999